UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: December 1, 2009
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 1, 2009, Lorrie Norrington accepted the offer of McAfee, Inc. (the “Company”) to join its Board of Directors. Ms. Norrington will serve as a Class II director and stand for re-election at the Company’s 2012 Annual Meeting of Stockholders.
     Ms. Norrington is the President of eBay Marketplaces. In the ordinary course of business, the Company and its subsidiaries enter into agreements with eBay, Inc. (“eBay”) and its subsidiary PayPal, Inc. (“PayPal”). During 2008 and 2009, eBay and PayPal paid the Company approximately $1.6 million and $500,000, respectively. During each of 2008 and 2009, the Company and its subsidiaries paid eBay and PayPal a total of approximately $500,000.
     Ms. Norrington will participate in the Company’s compensation arrangements and plans for directors who are not employees. Currently those arrangements include an annual retainer of $40,000, payable in quarterly installments, a meeting fee of $1,500 for each board or committee meeting attended in person and $1,000 for each board or committee meeting attended by telephone, reimbursement of expenses of attending board and committee meetings and medical insurance benefits for directors and their families. In connection with her election to the Board, Ms. Norrington received a grant of 14,472 stock options and 5,066 restricted stock units under the Company’s Amended and Restated 1993 Stock Plan for Outside Directors (the “Outside Director Plan”). In addition, under the Outside Director Plan Ms. Norrington will be eligible to receive grants annually on the date of the Company’s Annual Meeting of Stockholders consisting of stock options having an aggregate Black-Scholes value of $100,000 on the grant date and stock units covering a number of shares having an aggregate fair market value of $100,000 on the grant date. Ms. Norrington’s annual grant at the 2010 Annual Meeting of Stockholders will be prorated for the period of service from the anniversary of the date of her initial appointment to the anticipated date of the Company’s 2011 Annual Meeting of Stockholders.
     On December 1, 2009, the Company also entered into its standard form of written indemnification agreement for its officers and directors with Ms. Norrington.
     A copy of the press release issued on December 1, 2009 announcing Ms. Norrington’s appointment is attached hereto as Exhibit 99.1 and is hereby furnished and not filed.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Press Release, dated December 1, 2009, announcing the appointment of Ms. Norrington to the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: December 3, 2009	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President, General Counsel and Corporate Secretary

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